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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF SIGNATURE RESORTS, INC.

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NAME                                                    JURISDICTION OF ORGANIZATION
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AKGI Lake Tahoe Investments, Inc.................    California
AKGI Poipu Investments, Inc......................    California
AKGI-St. Maarten, N.V............................    Delaware and Netherlands Antilles
All Seasons Construction, Inc....................    Arizona
All Seasons Investments, Inc.....................    Arizona
All Seasons Properties, Inc......................    Arizona
All Seasons Realty, Inc..........................    Arizona
All Seasons Resorts, Inc.........................    Arizona
All Seasons Resorts, Inc.........................    Texas
Alpine Apartments Hotel LmbH.....................    Austria
Andalucian Realty Limited........................    United Kingdom
Argosy Grand Beach, Inc..........................    Georgia
Argosy/KGI Grand Beach Investment Partnership....    California (general partnership)
Argosy/KGI Poipu Investment Partnership, L.P.....    Hawaii (limited partnership)
Argosy/KGI Port Royal Partners...................    South Carolina (general partnership)
Argosy Partners, Inc.............................    Georgia
Arizona Reservations Center, Inc.................    Arizona
ASR Realty-Northbay, Inc.........................    California
ASR Resort Services, Inc.........................    Arizona
AVCOM International, Inc.........................    Delaware
Benal Holdings Limited...........................    Gibraltar
Benal Management Limited.........................    Gibraltar
Canaryroute Limited..............................    United Kingdom
Carmen de Lanzarote SL...........................    Spain
Flanesford Holdings Limited......................    United Kingdom
Flanesford Management Limited....................    United Kingdom
Flanesford Priory Limited........................    United Kingdom
Floriana Holdings Limited........................    Gibraltar
Floriana Management Limited......................    Gibraltar
Grand Beach Partners, L.P........................    California (limited partnership)
Grand Beach Resort, Limited Partnership..........    Georgia (limited partnership)
Great Western Financial Resources, Inc...........    Arizona
Great Western Financial Services, Inc............    Arizona
Greensprings Associates..........................    Virginia (joint venture)
Greensprings Plantation Resorts, Inc.............    Virginia
Hewicoon SL......................................    Spain
International Timeshares, Inc....................    Florida
Kabushiki Gaisha Kei, LLC........................    California (limited liability company)
KGI Grand Beach Investments, Inc.................    Georgia
KGI Port Royal, Inc..............................    South Carolina
KGK Investors, Inc...............................    California
KGK Lake Tahoe Development, Inc..................    California
KGK Partners, Inc................................    California
Lake Tahoe Resort Partners, LLC..................    California (limited liability company)
Los Amigos Beach Club Limited....................    Isle of Man
Los Amigos Beach Club Management Limited.........    Isle of Man
LS Financial Services Limited....................    United Kingdom
LS International Resort Management Limited.......    United Kingdom
LS Interval Ownership Limited....................    United Kingdom
LS Promotions Limited............................    United Kingdom
LSI Group Holdings plc...........................    United Kingdom
LSI Travel Club Limited..........................    United Kingdom
LSI (Wychnor Park) Limited.......................    United Kingdom
Mazatlan Development Inc.........................    Washington
Marc Hotels and Resorts, Inc.....................    Hawaii
Member Privileges International, Inc.............    California
Menorca Leisure Limited..........................    United Kingdom
Mercadotecnia de Hospedaje S.A. de C.V...........    Mexico
Octopus GmbH.....................................    Austria
Pine Lake Management Services Limited............    United Kingdom
Pine Lake plc....................................    United Kingdom
Plantation Resorts Group, Inc....................    Virginia
Port Royal Resort, L.P...........................    South Carolina (limited partnership)
Powhatan Associates..............................    Virginia (joint venture)
Premier Resort Management, Inc...................    Georgia
Rainham Limited..................................    Isle of Man
Resort Management International, Inc.............    Georgia
Resort Management International, Inc.............    California
Resort Marketing International-Hawaii, Inc.......    Hawaii
Resort Marketing International, Inc..............    California
RKG, Corp........................................    Virginia
RMI Flamingo C.V.o.a.............................    Netherlands Antilles (limited partnership)
RMI Royal Palm C.V.o.a...........................    Netherlands Antilles (limited partnership)
RPM Management, Inc..............................    Arizona
RPM Services, Inc................................    Arizona
Sedona/Grand Canyon Tours........................    Arizona
Signature Finance Corporation....................    Georgia
Signature Grand Villas, Inc......................    U.S. Virgin Islands
S.V.L.H., Inc....................................    Virginia
The Ridge Spa and Racquet Club, Inc..............    Arizona
Torres Mazatlan S.A. de C.V......................    Mexico
Torres Vallarta S.A. de C.V......................    Mexico
Vacacionistas Internacionales Mazatlan S.A.......    Mexico
Vacacionistas Internacionales Vallarta S.A.......    Mexico
Vacation Club Partnerships Limited...............    United Kingdom
Vacation Internationale, Ltd.....................    Washington
Vacation Securities, Inc.........................    Washington
Vacation Time Share, Ltd.........................    Hawaii
Vacation Time Share Travel, Inc..................    Bahamas
Vacation Time Travel, Inc........................    Washington
Vacation Travel Club, Inc........................    Arizona
VI Realty, Inc...................................    Colorado
Westpro Research Corporation.....................    Arizona
Williamsburg Vacations, Inc......................    Virginia
Woodford Bridge Country Club Limited.............    United Kingdom
Woodford Bridge Hotel Limited....................    United Kingdom
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